Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Amendment to Investment Advisory Agreement between the Trust and Centre Asset Management, LLC with respect to the Centre Active U.S. Tax Exempt Fund is incorporated herein by reference to Exhibit (d)(6) to Post-Effective Amendment No. 11 to Registrant’s Registration Statement filed on December 17, 2014, accession number: 0000919574-14-007052.